EXHIBIT 11

                       INDEPENDENCE HOLDING COMPANY
                     Computation of Per Share Earnings
                 (In Thousands, Except Per Share Amounts)


                                THREE MONTHS ENDED     NINE MONTHS ENDED
                                   SEPTEMBER 30,         SEPTEMBER 30,
                               1997           1996    1997           1996
                               -------------------    -------------------
PRIMARY EARNINGS PER SHARE
--------------------------
INCOME:
 Income from continuing
  operations...................$  2,825   $  1,956    $  8,276   $  4,788
 Income from discontinued
  operations, net..............   -            531       -          1,558
                                -------    -------     -------    -------
 Net income....................$  2,825   $  2,487    $  8,276   $  6,346
                                =======    =======     =======    =======
SHARES:
 Weighted average common
  shares outstanding...........   7,432      7,432       7,432      7,432
 Shares assumed issued for
  options......................     170         68         117         57
                                -------    -------     -------    -------
 Average common and common
  equivalents shares
  outstanding..................   7,602      7,500       7,549      7,489
                                =======    =======     =======    =======
INCOME PER SHARE:
 Primary income per share
  from continuing operations...$ .37 $ .26 $ 1.10 $ .64 Primary income per share from
  discontinued operations......    -           .07        -           .21
                                -------    -------     -------    -------
 Primary net income per share..$    .37   $    .33    $   1.10   $    .85
                                =======    =======     =======    =======

FULLY DILUTED EARNINGS
 PER SHARE (A)
----------------------
 USE OF PROCEEDS:
  Assumed exercise of warrants.$ 32,182   $ 32,182    $ 32,182   $ 32,182
  Assumed exercise of options..   2,586      2,405       2,586      2,405
  Repurchase of treasury stock
   at average market price of
   $11.14, $8.77, $8.80, and
   $8.39, respectively......... (16,558)   (13,036)    (13,080)   (12,471)
  Assumed payment of debt
   outstanding.................    -       (10,083)      -        (11,097)
                                -------    -------     -------    -------
  Assumed balance to be
   invested....................$ 18,210   $ 11,468    $ 21,688   $ 11,019
                                =======    =======     =======    =======
 INCOME:
  Net income from continuing
   operations..................$  2,825   $  1,956    $  8,276   $  4,788
  Pro-forma interest income....     341        215       1,220        620
  Pro-forma reduction of
   interest expense............   -            189       -            624
                                -------    -------     -------    -------
  Adjusted net income from
   continuing operations.......   3,166      2,360       9,496      6,032
  Income from discontinued
   operations, net.............   -            531       -          1,558
                                -------    -------     -------    -------
  Adjusted net income..........$  3,166   $  2,891    $  9,496   $  7,590
                                =======    =======     =======    =======
 SHARES:
  Weighted average shares
   outstanding.................   7,432      7,432       7,432      7,432
  Shares assumed issued for
   warrants....................   1,966      1,816       1,966      1,816
  Shares assumed issued for
   options.....................     383        338         383        338
  Treasury stock assumed
   purchased...................  (1,486)    (1,486)     (1,486)    (1,486)
                                -------    -------     -------    -------
  Adjusted average shares
   outstanding.................   8,295      8,100       8,295      8,100
                                =======    =======     =======    =======
 INCOME PER SHARE:
  Fully diluted income per
   share from continuing
   operations..................$    .38   $    .29    $   1.14   $    .75
  Fully diluted income per
   share from discontinued
   operations..................   -            .07       -            .19
                                -------    -------     -------    -------
  Fully diluted net income
   per share...................$    .38   $    .36    $   1.14   $    .94
                                =======    =======     =======    =======

(A) The fully diluted earnings per share calculation, utilizing the treasury stock method as prescribed by paragraphs 38(a) and 38(b) of APB No. 15, is anti-dilutive.